EXHIBIT 23.2


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS


     As independent petroleum consultants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-85435) of Brigham Exploration Company of our estimates of reserves, included in this Annual Report on Form 10-K, and to all references to our firm included in this Annual Report.




CAWLEY, GILLESPIE & ASSOCIATES, INC.



Fort Worth, Texas
March 24, 2000